Exhibit 10.3

Service Agreement No. 79864
Revision No. 5

SST SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 23 day of July, 2019, by and between COLUMBIA GAS TRANSMISSION, LLC ("Transporter") and ROANOKE GAS COMPANY ("Shipper").

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Service to be Rendered. Transporter shall perform and Shipper shall receive service in accordance with the provisions of the effective SST Rate Schedule and applicable General Terms and Conditions of Transporter's FERC Gas Tariff, Fourth Revised Volume No. 1 ("Tariff'), on file with the Federal Energy Regulatory Commission ("Commission"), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. The maximum obligation of Transporter to deliver gas hereunder to or for Shipper, the designation of the points of delivery at which Transporter shall deliver or cause gas to be delivered to or for Shipper, and the points of receipt at which Shipper shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Shipper and Transporter, or in accordance with the rules and regulations of the Commission.

Section 2. Term. Service under this Agreement shall commence as of April 1, 2020, and shall continue in full force and effect until March 31, 2025. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Shipper may have under the Commission's reg·ulations and Transporter's Tariff.

Section 3. Rates. Shipper shall pay Transporter the charges and furnish Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement. Transporter may agree to discount its rate to Shipper below Transporter's maximum rate, but not less than Transporter's minimum rate. Such discounted rate may apply to:
(a) specified quantities (contract demand or commodity quantities); (b} specified quantities above or below a certain level or all quantities if quantities exceed a certain level; (c) quantities during specified time periods; (d} quantities at specified points, locations, or other defined geographical areas; (e) that a specified discounted rate will apply in a specified relationship to the quantities actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to quantities actually transported); (f) production and/or reserves committed by the Shipper; and (g) based on a formula including, but not limited to, published index prices for specific receipt and/or delivery points or other agreed-upon pricing points, provided that the resulting rate shall be no lower than the minimum nor higher than the maximum applicable rate set forth in the Tariff. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Transporter's maximum rate so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sections. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates, which had been charged under a discount agreement, exceeded rates which ultimately are found to be just and reasonable.

Section 4. Notices. Notices to Transporter under this Agreement shall be addressed to it at 700 Louisiana St., Suite 700, Houston, Texas 77002-2700, Attention: Customer Services and notices to Shipper shall be addressed to it at Roanoke Gas Company, President, P.O. Box 13007, Roanoke, VA 24030, Attention: Roanoke Gas Company, until changed by either party by written notice.

Section 5. Superseded Agreements. This Service Agreement supersedes and cancels, as of the effective date hereof, the following Service Agreement(s): SST No. 79864, Revision No. 4.

ROANOKE GAS COMPANY		COLUMBIA GAS TRANSMISSION, LLC

By	Paul Schneider	By	Carol Wehlmann
Title	Engineer	Title	Manager
Date	July 23, 2019	Date	July 5, 2019

			Revision No. 5

Appendix A to Service Agreement No. 79861
Under Rate Schedule FTS
between Columbia Gas Transmission, LLC ("Transporter")
and Roanoke Gas Company ("Shipper")

Transportation Demand

		Transportation	Recurrence
Begin Date	End Date	Demand Dth/day	Interval
4/1/2020	3/31/2025	25,364	10/1-3/31
4/1/2020	3/31/2025	12,682	4/1-9/30

Primary Receipt Points

						Maximum
						Daily
		Scheduling				Quantity			Recurrence
Begin Date	End Date	Point No.	Scheduling Point Name			(Dth/day)			Interval
4/1/2020	3/31/2025	STOR	RP Storage Point TCO			25,364			10/1-3/31
4/1/2020	3/31/2025	STOR	RP Storage Point TCO			12,682			4/1-9/30

Primary Delivery Points
						Maximum		Minimum
						Daily		Delivery
						Delivery	Design Daily	Pressure
		Scheduling		Measuring		Obligation	Quantity	Obligation	Recurrence
Begin Date	End Date	Point No.	Scheduling Point Name	Point No.	Measuring Point Name	(Dth/day) 1/	(Dth/day) 1/	(psig) 1/	Interval
4/1/2020	3/31/2025	62	ROANOKE GAS CO	802697	GALA/ROANOKE	55,873		500	10/1-3/31
4/1/2020	3/31/2025	62	ROANOKE GAS CO	802697	GALA/ROANOKE	43,191		500	4/1-9/30

1/ Application of MDDOs, DDQs and ADQs, minimum pressure and/or hourly flowrate shall be as follows:

Unless Measuring Point specfic Maximum Daily Delivery Obligations (MDDOs) are specified in a separate firm service agreement between Transporter and Shipper, Transporter's aggregate MDDO, under this and any other service agreement between Transporter and Shipper, at the Measuring Points listed above shall not exceed the MDDO quantities set forth above for each Measuring Point. Any Measuring Point specific MDDOs in a separate firm service agreement between Transporter and Shipper shall be additive to the individual MDDOs set forth above.

The Master List of Interconnects ("MLI") as defined in Section 1 of the General Terms and Conditions of Transporter's FERC Gas Tariff is incorporated herein by reference for purposes of listing valid secondary interruptible receipt and delivery points.

    Yes _X_ No (Check applicable blank) Transporter and Shipper have mutually agreed to a Regulatory Restructuring Reduction Option pursuant to Section
42 of the General Terms and Conditions of Transporter's FERC Gas Tariff .

Yes _X_ No {Check applicable blank) Shipper has a contractual right of first refusal equivalent to the right of first refusal set forth from time to time in Section 4 of the General Terms and Conditions of Transporter's FERC as Tariff.

    Yes _X_ No (Check applicable blank) The MDDOs, ADQs, and/or DDQs set forth in Appendix A to Shipper's    Service Agreement No.    are incorporated herein by reference.

Yes _X_ No {Check applicable blank) This Service Agreement covers interim capacity sold pursuant to the provisions of General Terms and Conditions Section 4. Right of first refusal rights, if any, applicable to this interim capacity are limited as provided for in General Terms and Conditions Section 4.

Yes _X_ No (Check applicable blank) This Service Agreement covers offsystem capacity sold pursuant to Section 47 of the General Terms and Conditions. Right of first refusal rights, if any. applicable to this offsystem capacity are limited as provided for in General Terms and Conditions Section 47.

ROANOKE GAS COMPANY		COLUMBIA GAS TRANSMISSION, LLC

By	Paul Schneider	By	Carol Wehlmann
Title	Engineer	Title	Manager
Date	July 23, 2019	Date	July 5, 2019